Exhibit 99.1

July 13, 2005

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Chris L. Henson	Bob Denham
Executive Vice President	Sr. Exec. Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T announces 2nd quarter net income of $386.8 million; Reports operating earnings per share of $.75

Year-to-date operating earnings per share up 9.8%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today second quarter net income totaling $386.8 million, or $.70 per diluted share. Net income decreased 3.3% compared with $400.1 million earned in the second quarter of 2004 because of a one-time, non-cash adjustment related to property and equipment leases, which totaled $26.6 million after-tax, or $.05 per diluted share. Diluted earnings per share for the quarter decreased 2.8% compared to $.72 earned during the second quarter last year.

          Operating earnings for the second quarter of 2005 totaled $413.2 million, or $.75 per diluted share, excluding the impact of net after-tax merger-related credits and the adjustment for leases. Excluding the effects of merger-related and nonrecurring items from both 2005 and 2004, operating earnings for the second quarter of 2005 increased 3.2% compared with the second quarter last year, while diluted operating earnings per share increased 4.2% compared to the second quarter last year. Compared to the first quarter of 2005, operating earnings per share reflect an increase of 22.6% on an annualized basis.

          BB&T’s second quarter operating results produced annualized returns on average assets and average shareholders’ equity of 1.60% and 15.00%, respectively, compared to prior year returns of 1.66% and 15.18%, respectively.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related items and nonrecurring items from earnings. Cash basis operating earnings totaled $436.0 million for the second quarter of 2005, an increase of 3.2% compared to the second quarter of 2004. Cash basis operating diluted earnings per share were $.79 for the second quarter, an increase of 3.9% compared to $.76 earned during the same period in 2004. Cash basis operating earnings for the second quarter of 2005 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.77% and 27.82%, respectively, compared to prior year returns of 1.83% and 28.41%, respectively.

MORE

          “I am pleased to report solid operating results for the second quarter of 2005,” said Chairman and Chief Executive Officer John A. Allison. “We are gaining momentum, particularly in lending, where we experienced one of our strongest quarters in recent years in terms of growth and quality. This growth was reflected in all our major loan categories. Also, our key asset quality ratios continued to improve this quarter, reaching their best levels in years. While it is unfortunate that we needed to record a one-time adjustment related to leases this quarter, it does not detract from the performance of our core operations, where most of the trends are very positive. We are fully on track to accomplish our financial objectives for 2005.”

          For the first six months of 2005, BB&T’s net income was $782.2 million, an increase of 7.4% compared to $728.6 million earned in the first six months of 2004. Diluted earnings per share for the first half of 2005 totaled $1.42, an increase of 7.6% compared to the same period in 2004. Excluding merger-related charges or credits and nonrecurring items, operating earnings totaled $806.9 million, and operating diluted earnings per share was $1.46, each reflecting an increase of 9.8% compared to the first six months of 2004.

Loan Growth Accelerates to 10.6% in Second Quarter

          Average loans and leases totaled $70.4 billion for the second quarter of 2005, an annualized increase of 10.6% compared to the first quarter of 2005. This growth was led by average mortgage loans, which increased 18.5%, average commercial loans, which increased 10.2%, and average consumer loans, which grew 6.7%, compared to the first quarter of 2005.

Asset Quality is Excellent – Improves Further in 2nd Quarter

          BB&T’s asset quality continued to improve during the second quarter of 2005. Nonperforming assets, as a percentage of total assets, decreased to .29% at June 30 compared to .33% at March 31 and .42% at June 30, 2004. Annualized net charge-offs were .25% of average loans and leases for the second quarter of 2005, down from .28% in the first quarter of 2005 and .34% in the second quarter last year. These are the lowest levels of nonperforming assets and quarterly net charge-offs in four years. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .16% of average loans and leases compared to .17% in the first quarter of 2005 and .24% in the second quarter of 2004.

BB&T’s Fee-Based Businesses Produce Healthy Growth

          BB&T’s noninterest income generating businesses produced healthy growth rates during the second quarter with the exception of mortgage banking operations. Total noninterest income was $584.9 million for the quarter, an increase of 3.9% compared with the same period in 2004. Excluding mortgage banking operations, noninterest income increased 13.1% compared with the second quarter of 2004. In addition, noninterest income increased $68.3 million, or 53.0% on an annualized basis, compared to the first quarter of 2005, reflecting the significant seasonality in our first quarter noninterest income. These increases were led by higher revenues from investment banking and brokerage fees and commissions, revenues from insurance operations, trust revenues, service charges on deposit accounts and other nondeposit fees and commissions.

MORE

          Investment banking and brokerage operations had a very strong quarter, as fees increased 27.4% to $81.0 million in the second quarter of 2005 compared to $63.6 million earned in the same quarter last year. The increase was primarily driven by higher revenues from investment banking services and improving trends in fixed income sales and trading.

          BB&T’s insurance operations continued to experience growth and are the largest provider of noninterest income. Insurance commissions increased 10.3% to $181.6 million in the current quarter compared with $164.7 million earned during the second quarter of 2004. In addition, insurance commissions increased $29.3 million, or 77.2% on an annualized basis, compared to the first quarter of 2005, reflecting the seasonality of BB&T’s insurance operations.

          Trust revenues increased 16.5% to $36.7 million in the second quarter of 2005 compared with $31.5 million earned in the same quarter last year. This increase was primarily attributable to the previously announced merger with Charlotte, N.C. – based Sterling Capital Management LLC, which occurred on April 1.

          Service charges on deposit accounts totaled $139.2 million for the second quarter of 2005, an increase of 5.9% compared to $131.4 million earned in the same quarter last year. The increase was primarily attributable to higher revenues from overdraft items and a decrease in fee waivers, which were partially offset by a decline in commercial account revenues due to higher earnings credits.

          Other nondeposit fees and commissions totaled $91.6 million for the second quarter of 2005, an increase of $12.1 million, or 15.2%, compared to the second quarter of 2004. This increase was generated primarily by growth in bankcard fees and debit card related services.

          Revenues from mortgage banking operations totaled $12.4 million for the second quarter of 2005, a decrease of $44.3 million compared to the second quarter last year. The decrease was primarily the result of fluctuations in the valuation allowance for mortgage servicing rights. Current quarter revenues include a net provision for the valuation of mortgage servicing rights, including hedging activities, of $9.1 million compared to a $30.4 million net recapture of the valuation allowance in the second quarter of 2004. In addition, revenues from residential mortgage production activities declined $8.7 million compared to the same quarter last year because a larger percentage of loan originations were retained this year.

Noninterest Expense

          BB&T's noninterest expenses totaled $831.3 million for the second quarter of 2005, an increase of $91.0 million compared to the second quarter of 2004. This increase includes expenses related to a $43.0 million one-time adjustment to account for escalating lease payments and the amortization of leasehold improvements in response to guidance issued earlier this year.

MORE

          Excluding merger-related items, the lease adjustment and growth resulting from purchase acquisitions, noninterest expenses increased 3.5% compared to the second quarter of 2004. The cash basis operating efficiency ratio of 50.3% for the second quarter of 2005 improved slightly compared to the first quarter of 2005.

BB&T Increases Quarterly Cash Dividend

          On June 28, BB&T’s board of directors approved an 8.6% increase in the quarterly cash dividend paid to shareholders. The increase, to $.38 per share, marks the 34th consecutive year that BB&T has raised its cash dividend to shareholders. BB&T has paid a cash dividend to shareholders every year since 1903. The dividend will be paid on August 1 to shareholders of record on July 15.

          At June 30, BB&T had $105.8 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on July 12 was $41.59 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s second quarter 2005 earnings conference call at 10:30 a.m. (EDT) today, please visit our Web site at www.BBandT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, July 29.

#

          This press release contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/05	6/30/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,353,216	$1,139,932	$213,284	18.7%
Interest expense	455,719	279,751	175,968	62.9
Net interest income - taxable equivalent	897,497	860,181	37,316	4.3
Less: Taxable equivalent adjustment	20,532	20,478	54.3
Net interest income	876,965	839,703	37,262	4.4
Provision for credit losses	49,424	63,533	(14,109)	(22.2)
Net interest income after provision for credit losses	827,541	776,170	51,371	6.6
Noninterest income (2)	583,902	562,776	21,126	3.8
Noninterest expense (3)	787,734	739,448	48,286	6.5
Operating earnings before income taxes	623,709	599,498	24,211	4.0
Provision for income taxes	210,534	199,041	11,493	5.8
Operating earnings (1)	$413,175	$400,457	$12,718	3.2%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.76	$.72	$.04	5.6%
Diluted earnings	.75	.72	.03	4.2
Weighted average shares - Basic	547,089,165	554,041,770
Diluted	551,245,112	557,485,680
Dividends paid per share	$.35	$.32	$.03	9.4%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.60%	1.66%
Return on average equity	15.00	15.18
Net yield on earning assets (taxable equivalent)	3.92	4.02
Efficiency ratio (taxable equivalent) (4)	52.5	52.6

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$435,959	$422,466	$13,493	3.2%
Diluted earnings per share	.79	.76	.03	3.9
Return on average tangible assets	1.77%	1.83%
Return on average tangible equity	27.82	28.41
Efficiency ratio (taxable equivalent) (4)	50.3	50.3

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/05	6/30/04	$	%

INCOME STATEMENTS
Interest income	$1,332,684	$1,119,454	$213,230	19.0%
Interest expense	455,719	279,751	175,968	62.9
Net interest income	876,965	839,703	37,262	4.4
Provision for credit losses	49,424	63,533	(14,109)	(22.2)
Net interest income after provision for credit losses	827,541	776,170	51,371	6.6
Noninterest income	584,919	562,776	22,143	3.9
Noninterest expense	831,288	740,239	91,049	12.3
Income before income taxes	581,172	598,707	(17,535)	(2.9)
Provision for income taxes	194,367	198,601	(4,234)	(2.1)
Net income	$386,805	$400,106	$(13,301)	(3.3	) %

PER SHARE DATA
Basic earnings	$.71	$.72	$(.01)	(1.4	) %
Diluted earnings	.70	.72	(.02)	(2.8)
Weighted average shares - Basic	547,089,165	554,041,770
Diluted	551,245,112	557,485,680

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.50%	1.65%
Return on average equity	14.04	15.17
Efficiency ratio (taxable equivalent) (4)	55.4	52.6

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $26.4 million and $351 thousand, net of tax, in the second quarters of 2005 and 2004, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have decreased approximately .4% for the quarter compared to the same period in 2004.
	(3)	Excluding purchase accounting transactions, noninterest expense would have increased approximately 3.5% for the quarter compared to the same period in 2004.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/05	6/30/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$2,616,870	$2,241,110	$375,760	16.8%
Interest expense	850,028	553,377	296,651	53.6
Net interest income - taxable equivalent	1,766,842	1,687,733	79,109	4.7
Less: Taxable equivalent adjustment	40,694	41,207	(513)	(1.2)
Net interest income	1,726,148	1,646,526	79,622	4.8
Provision for credit losses	90,469	126,951	(36,482)	(28.7)
Net interest income after provision for credit losses	1,635,679	1,519,575	116,104	7.6
Noninterest income (2)	1,100,523	1,038,263	62,260	6.0
Noninterest expense (3)	1,520,997	1,464,175	56,822	3.9
Operating earnings before income taxes	1,215,205	1,093,663	121,542	11.1
Provision for income taxes	408,273	358,562	49,711	13.9
Operating earnings (1)	$806,932	$735,101	$71,831	9.8%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$1.47	$1.34	$.13	9.7%
Diluted earnings	1.46	1.33	.13	9.8
Weighted average shares - Basic	548,179,529	550,309,127
Diluted	552,443,239	554,016,363
Dividends paid on common shares	$.70	$.64	$.06	9.4%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.59%	1.56%
Return on average equity	14.82	14.20
Net yield on earning assets (taxable equivalent)	3.94	4.06
Noninterest income as a percentage of
total income (taxable equivalent) (4)	38.3	37.5
Efficiency ratio (taxable equivalent) (4)	52.7	53.7

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(5)
Cash basis operating earnings	$851,788	$777,431	$74,357	9.6%
Diluted earnings per share	1.54	1.40	.14	10.0
Return on average tangible assets	1.76%	1.73%
Return on average tangible equity	27.41	26.17
Efficiency ratio (taxable equivalent) (4)	50.5	51.5

	For the Six Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	6/30/05	6/30/04	$	%

INCOME STATEMENTS

Interest income	$2,576,176	$2,199,903	$376,273	17.1%
Interest expense	850,028	553,377	296,651	53.6
Net interest income	1,726,148	1,646,526	79,622	4.8
Provision for credit losses	90,469	126,951	(36,482)	(28.7)
Net interest income after provision for credit losses	1,635,679	1,519,575	116,104	7.6
Noninterest income	1,101,540	1,038,263	63,277	6.1
Noninterest expense	1,561,994	1,474,616	87,378	5.9
Income before income taxes	1,175,225	1,083,222	92,003	8.5
Provision for income taxes	393,036	354,616	38,420	10.8
Net income	$782,189	$728,606	$53,583	7.4%

PER SHARE DATA
Basic earnings	$1.43	$1.32	$.11	8.3%
Diluted earnings	1.42	1.32	.10	7.6
Weighted average shares - Basic	548,179,529	550,309,127
Diluted	552,443,239	554,016,363

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.55%	1.55%
Return on average equity	14.37	14.07
Efficiency ratio (taxable equivalent) (4)	54.1	54.1

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $24.7 million and $6.5 million, net of tax, in 2005 and 2004, respectively. See Reconciliation Tables included herein.
	(2)	Excluding purchase accounting transactions, noninterest income would have increased approximately .6% for the six months ended June 30, 2005 compared to 2004.
	(3)	Excluding purchase accounting transactions, noninterest expense would have decreased approximately .9% for the six months ended June 30, 2005 compared to 2004.
	(4)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(5)	Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Six Months Ended		Increase (Decrease)

(Dollars in thousands)	6/30/05	6/30/04	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$2,030,082	$1,967,249	$62,833	3.2%
Interest-bearing deposits with banks	434,772	314,229	120,543	38.4
Federal funds sold and other earning assets	364,038	176,509	187,529	106.2
Securities available for sale	20,123,465	17,477,628	2,645,837	15.1
Securities held to maturity	--	125	(125)	(100.0)
Trading securities	675,146	388,998	286,148	73.6
Total securities	20,798,611	17,866,751	2,931,860	16.4
Commercial loans and leases	35,995,233	33,397,400	2,597,833	7.8
Direct retail loans	14,532,369	13,314,629	1,217,740	9.1
Sales finance loans	6,466,960	6,288,337	178,623	2.8
Revolving credit loans	1,271,397	1,204,479	66,918	5.6
Mortgage loans	13,474,657	12,831,806	642,851	5.0
Total loans and leases	71,740,616	67,036,651	4,703,965	7.0
Allowance for loan and lease losses	809,318	816,330	(7,012)	(.9)
Total earning assets	93,512,746	85,745,148	7,767,598	9.1
Premises and equipment, net	1,263,467	1,270,680	(7,213)	(.6)
Goodwill	4,233,719	4,076,888	156,831	3.8
Core deposit and other intangibles	535,965	586,199	(50,234)	(8.6)
Other assets	5,243,372	4,869,459	373,913	7.7
Total assets	105,835,324	97,348,285	8,487,039	8.7
Noninterest-bearing deposits	13,197,792	12,017,270	1,180,522	9.8
Savings and interest checking	4,641,866	4,506,042	135,824	3.0
Money rate savings	23,075,292	22,428,015	647,277	2.9
CDs and other time deposits	30,915,409	27,711,563	3,203,846	11.6
Total deposits	71,830,359	66,662,890	5,167,469	7.8
Fed funds purchased, repos and other borrowings	7,137,762	6,232,126	905,636	14.5
Long-term debt	11,955,683	10,524,646	1,431,037	13.6
Total interest-bearing liabilities	77,726,012	71,402,392	6,323,620	8.9
Other liabilities	3,821,153	3,403,910	417,243	12.3
Total liabilities	94,744,957	86,823,572	7,921,385	9.1
Total shareholders' equity	$11,090,367	$10,524,713	$565,654	5.4%

Average balances
Securities, at amortized cost	$20,113,282	$17,783,393	$2,329,889	13.1%
Commercial loans and leases	35,004,796	32,272,966	2,731,830	8.5
Direct retail loans	14,198,071	12,682,083	1,515,988	12.0
Sales finance loans	6,306,353	6,208,974	97,379	1.6
Revolving credit loans	1,250,225	1,176,648	73,577	6.3
Mortgage loans	12,727,462	12,701,144	26,318.2
Total loans and leases	69,486,907	65,041,815	4,445,092	6.8
Allowance for loan and lease losses	809,513	802,704	6,809.8
Other earning assets	639,001	625,977	13,024	2.1
Total earning assets	90,239,190	83,451,185	6,788,005	8.1
Total assets	102,080,134	94,699,382	7,380,752	7.8
Noninterest-bearing deposits	12,506,333	11,204,341	1,301,992	11.6
Savings and interest checking	4,910,182	4,804,957	105,225	2.2
Money rate savings	23,069,230	21,015,740	2,053,490	9.8
CDs and other time deposits	27,650,534	26,745,650	904,884	3.4
Total deposits	68,136,279	63,770,688	4,365,591	6.8
Fed funds purchased, repos and other borrowings	7,655,154	6,640,017	1,015,137	15.3
Long-term debt	11,495,647	10,644,980	850,667	8.0
Total interest-bearing liabilities	74,780,747	69,851,344	4,929,403	7.1
Total shareholders' equity	$10,977,777	$10,413,329	$564,448	5.4%

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

MISCELLANEOUS INFORMATION

Unrealized depreciation on
securities available for sale, net of tax	$(109,439)	$(270,708)	$(87,474)	$(48,057)	$(228,129)
Derivatives (notional value)	25,976,092	30,496,627	20,509,499	17,346,172	19,980,873
Fair value of derivatives portfolio	157,437	39,680	73,325	116,599	23,345
Common stock prices: High	40.95	42.24	43.25	40.46	37.91
Low	37.04	37.68	38.67	36.38	33.02
End of period	39.97	39.08	42.05	39.69	36.97
Weighted average shares - Basic	547,089,165	549,282,008	552,053,611	553,944,042	554,041,770
Diluted	551,245,112	553,654,679	557,510,572	558,576,819	557,485,680
End of period shares outstanding	546,796,870	548,638,822	550,406,287	552,488,008	555,337,965
End of period banking offices	1,407	1,409	1,413	1,416	1,420
ATMs	1,929	1,930	1,930	1,927	1,911
FTEs	26,945	26,526	26,148	26,158	26,761

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,135,417	$1,059,777	$1,016,346	$990,783	$952,389
Interest and dividends on securities	212,613	199,994	188,030	185,284	185,476
Interest on short-term investments	5,186	3,883	3,569	2,943	2,067
Total interest income - taxable equivalent	1,353,216	1,263,654	1,207,945	1,179,010	1,139,932
Interest expense
Interest on deposits	279,283	241,299	208,404	181,790	172,689
Interest on fed funds purchased, repos and other borrowings	58,546	42,466	28,806	25,948	17,968
Interest on long-term debt	117,890	110,544	104,603	95,544	89,094
Total interest expense	455,719	394,309	341,813	303,282	279,751
Net interest income - taxable equivalent	897,497	869,345	866,132	875,728	860,181
Less: Taxable equivalent adjustment	20,532	20,162	20,091	20,072	20,478
Net interest income	876,965	849,183	846,041	855,656	839,703
Provision for credit losses	49,424	41,045	65,153	57,165	63,533
Net interest income after provision for
credit losses	827,541	808,138	780,888	798,491	776,170
Noninterest income
Service charges on deposits	139,166	120,772	133,590	135,521	131,445
Mortgage banking income	12,367	30,193	26,939	22,061	56,656
Investment banking and brokerage fees and commissions	81,046	68,883	64,733	59,834	63,624
Trust revenue	36,722	30,407	29,113	28,862	31,519
Insurance commissions	181,612	152,290	167,278	163,359	164,712
Other nondeposit fees and commissions	91,558	80,382	84,723	82,774	79,465
Securities gains (losses), net	(6)	7	52	6,590	2
Other noninterest income	41,437	33,687	41,751	33,828	35,353
Total noninterest income	583,902	516,621	548,179	532,829	562,776
Noninterest expense
Personnel expense	450,730	415,116	383,496	404,999	422,987
Occupancy and equipment expense	104,122	105,744	107,480	104,469	103,428
Foreclosed property expense	5,327	5,718	6,876	6,309	7,085
Amortization of intangibles	28,611	28,102	29,342	24,280	28,670
Loss on early extinguishment of debt	2,943	--	--	--	--
Other noninterest expense	196,001	178,583	185,509	173,410	177,278
Total noninterest expense	787,734	733,263	712,703	713,467	739,448
Operating earnings before income taxes	623,709	591,496	616,364	617,853	599,498
Provision for income taxes	210,534	197,739	200,556	206,933	199,041
Operating earnings (1)	$413,175	$393,757	$415,808	$410,920	$400,457

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.76	$.72	$.75	$.74	$.72
Diluted earnings	.75	.71	.75	.74	.72
Dividends paid per share	.35	.35	.35	.35	.32
Book value per share	20.28	19.73	19.76	19.54	18.95
Tangible book value per share (2)	11.56	11.22	11.33	11.17	10.56

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.60%	1.59%	1.68%	1.68%	1.66%
Return on average equity	15.00	14.64	15.17	15.35	15.18
Net yield on earning assets (taxable equivalent)	3.92	3.95	3.97	4.07	4.02
Efficiency ratio (taxable equivalent) (3)	52.5	52.9	50.1	50.3	52.6
Noninterest income as a percentage of
total income (taxable equivalent) (3)	39.8	36.8	38.6	37.8	38.2
Equity as a percentage of total assets at
end of period	10.5	10.6	10.8	11.0	10.8
Average earning assets as a percentage of
average total assets	88.4	88.4	88.3	88.4	88.2
Average loans and leases as a percentage of
average deposits	102.1	101.9	101.5	102.5	101.3

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (4)
Cash basis operating earnings	$435,959	$415,829	$438,242	$430,155	$422,466
Diluted earnings per share	.79	.75	.79	.77	.76
Return on average tangible assets	1.77%	1.76%	1.86%	1.85%	1.83%
Return on average tangible equity	27.82	27.00	27.77	28.50	28.41
Efficiency ratio (taxable equivalent) (3)	50.3	50.6	47.8	48.3	50.3

NOTES:		Applicable ratios are annualized.
	(1)	Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $26.4 million, $(1.6 million), $(1.1 million), $(2.0 million), and $351 thousand, net of tax, for the quarters ended June 30, 2005, March 31, 2005, December 31, 2004, September 30, 2004 and June 30, 2004, respectively. See Reconciliation Tables included herein.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage servicing rights-related derivatives, merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.
	(4)	Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,128,331	$1,052,821	$1,009,526	$983,904	$945,561
Interest and dividends on securities	199,167	186,788	174,759	172,091	171,826
Interest on short-term investments	5,186	3,883	3,569	2,943	2,067
Total interest income	1,332,684	1,243,492	1,187,854	1,158,938	1,119,454
Interest expense
Interest on deposits	279,283	241,299	208,404	181,790	172,689
Interest on fed funds purchased, repos and other borrowings	58,546	42,466	28,806	25,948	17,968
Interest on long-term debt	117,890	110,544	104,603	95,544	89,094
Total interest expense	455,719	394,309	341,813	303,282	279,751
Net interest income	876,965	849,183	846,041	855,656	839,703
Provision for credit losses	49,424	41,045	65,153	57,165	63,533
Net interest income after provision for
credit losses	827,541	808,138	780,888	798,491	776,170
Noninterest income
Service charges on deposits	139,166	120,772	133,590	135,521	131,445
Mortgage banking income	12,367	30,193	26,939	22,061	56,656
Investment banking and brokerage fees and commissions	81,046	68,883	64,733	59,834	63,624
Trust revenue	36,722	30,407	29,113	28,862	31,519
Insurance commissions	181,612	152,290	167,278	163,359	164,712
Other nondeposit fees and commissions	91,558	80,382	84,723	82,774	79,465
Securities gains (losses), net	(6)	7	52	6,590	2
Other noninterest income	42,454	33,687	41,751	33,828	35,353
Total noninterest income	584,919	516,621	548,179	532,829	562,776
Noninterest expense
Personnel expense	450,730	415,116	383,496	404,999	422,987
Occupancy and equipment expense	148,080	105,744	107,480	104,469	103,428
Foreclosed property expense	5,327	5,718	6,876	6,309	7,085
Amortization of intangibles	28,611	28,102	29,342	24,280	28,670
Merger-related and restructuring charges or credits	(404)	(2,557)	(1,864)	(3,059)	791
Loss on early extinguishment of debt	2,943	--	--	--	--
Other noninterest expense	196,001	178,583	185,509	173,410	177,278
Total noninterest expense	831,288	730,706	710,839	710,408	740,239
Income before income taxes	581,172	594,053	618,228	620,912	598,707
Provision for income taxes	194,367	198,669	201,344	208,027	198,601
Net income	$386,805	$395,384	$416,884	$412,885	$400,106

PER SHARE DATA
Basic earnings	$.71	$.72	$.76	$.75	$.72
Diluted earnings	.70	.71	.75	.74	.72

	For the Quarter Ended

	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income
Securities and other earning assets:
U.S. Government securities and other earning assets	3.78%	3.73%	3.69%	3.75%	3.83%
Mortgage-backed securities	4.72	4.66	4.66	4.42	4.19
State and municipal securities	6.66	6.71	6.52	6.45	6.58
Trading securities	2.05	2.43	1.33	3.94	1.89

Total securities and other earning assets	4.10	4.03	3.92	3.96	3.96
Loans:
Commercial loans and leases	6.39	6.00	5.69	5.40	5.22
Consumer loans	7.20	7.11	6.83	6.90	6.65
Mortgage loans	5.43	5.45	5.43	5.57	5.55

Total loans	6.47	6.25	6.00	5.90	5.72

Total earning assets	5.92	5.75	5.53	5.47	5.33

Interest expense:
Interest-bearing deposits:
Savings and interest checking	.36	.31	.26	.22	.20
Money rate savings	1.25	1.12	.94	.75	.64
CDs and other time deposits	2.89	2.60	2.28	2.09	1.98
Total interest-bearing deposits	1.99	1.78	1.53	1.36	1.28
Fed funds purchased, repos and other borrowings	2.86	2.43	1.89	1.47	1.08
Long-term debt	4.07	3.92	3.63	3.54	3.36

Total interest-bearing liabilities	2.40	2.17	1.90	1.70	1.57

Net yield on earning assets	3.92%	3.95%	3.97%	4.07%	4.02%

NOTES:	(1)	Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$20,123,465	$19,562,488	$18,838,196	$18,481,720	$17,477,628
Securities held to maturity	--	--	125	125	125
Trading securities	675,146	478,661	334,256	445,571	388,998
Total securities	20,798,611	20,041,149	19,172,577	18,927,416	17,866,751
Commercial loans and leases	35,995,233	34,984,863	34,320,967	33,857,536	33,397,400
Direct retail loans	14,532,369	14,158,990	13,932,879	13,607,244	13,314,629
Sales finance loans	6,466,960	6,274,100	6,362,990	6,215,235	6,288,337
Revolving credit loans	1,271,397	1,236,692	1,276,876	1,221,404	1,204,479
Mortgage loans	13,474,657	12,733,287	12,268,889	11,891,511	12,831,806
Total loans and leases	71,740,616	69,387,932	68,162,601	66,792,930	67,036,651
Allowance for loan and lease losses	809,318	801,573	804,932	816,588	816,330
Other earning assets	798,810	566,506	1,243,512	542,511	490,738
Total earning assets	93,512,746	90,424,985	88,718,180	86,333,813	85,745,148
Total assets	105,835,324	102,015,086	100,508,641	97,880,397	97,348,285
Noninterest-bearing deposits	13,197,792	12,646,753	12,246,248	12,217,201	12,017,270
Savings and interest checking	4,641,866	4,481,740	4,490,214	4,344,138	4,506,042
Money rate savings	23,075,292	23,580,611	23,427,797	22,806,829	22,428,015
CDs and other time deposits	30,915,409	26,127,235	27,535,078	26,385,428	27,711,563
Total deposits	71,830,359	66,836,339	67,699,337	65,753,596	66,662,890
Fed funds purchased, repos and other borrowings	7,137,762	9,152,099	6,687,872	6,464,704	6,232,126
Long-term debt	11,955,683	11,126,988	11,419,624	11,145,504	10,524,646
Total interest-bearing liabilities	77,726,012	74,468,673	73,560,585	71,146,603	71,402,392
Total shareholders' equity	11,090,367	10,825,284	10,874,474	10,794,881	10,524,713
Goodwill	4,233,719	4,163,108	4,124,241	4,096,066	4,076,888
Core deposit and other intangibles	535,965	507,692	513,539	526,106	586,199
Total intangibles	4,769,684	4,670,800	4,637,780	4,622,172	4,663,087
Mortgage servicing rights	$341,676	$390,340	$340,740	$340,535	$371,118

Average balances
Securities, at amortized cost	$20,613,680	$19,607,324	$18,880,095	$18,416,752	$18,378,505
Commercial loans and leases	35,439,766	34,564,993	34,091,833	33,529,888	33,085,067
Direct retail loans	14,339,762	14,054,806	13,758,376	13,456,234	13,094,968
Sales finance loans	6,344,714	6,267,566	6,244,775	6,252,329	6,252,607
Revolving credit loans	1,248,176	1,252,297	1,239,100	1,210,728	1,184,780
Mortgage loans	13,013,272	12,438,476	12,110,729	12,429,128	13,246,064
Total loans and leases	70,385,690	68,578,138	67,444,813	66,878,307	66,863,486
Allowance for loan and lease losses	810,545	808,470	817,720	821,050	818,852
Other earning assets	657,433	620,364	660,714	569,256	554,295
Total earning assets	91,656,803	88,805,826	86,985,622	85,864,315	85,796,286
Total assets	103,663,680	100,478,992	98,541,446	97,129,491	97,286,405
Noninterest-bearing deposits	12,771,153	12,238,571	12,436,447	11,876,112	11,663,685
Savings and interest checking	5,010,228	4,809,025	4,767,397	4,813,519	5,034,541
Money rate savings	22,945,871	23,193,960	22,943,275	22,636,090	21,801,020
CDs and other time deposits	28,214,800	27,079,998	26,306,639	25,920,707	27,497,580
Total deposits	68,942,052	67,321,554	66,453,758	65,246,428	65,996,826
Fed funds purchased, repos and other borrowings	8,218,309	7,085,742	6,053,669	7,029,258	6,682,835
Long-term debt	11,599,714	11,390,424	11,489,627	10,759,965	10,668,414
Total interest-bearing liabilities	75,988,922	73,559,149	71,560,607	71,159,539	71,684,390
Total shareholders' equity	$11,050,089	$10,904,662	$10,907,344	$10,648,868	$10,608,131

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$6,678,970	$6,767,299	$6,687,082	$6,579,667	$6,459,729
Total	10,987,954	10,575,173	10,571,126	9,884,833	8,497,373
Risk-weighted assets	76,457,518	73,936,837	72,675,079	70,657,372	70,349,535
Average quarterly tangible assets	99,316,643	96,134,396	94,162,547	92,913,439	92,923,669
Risk-based capital ratios:
Tier 1	8.7%	9.2%	9.2%	9.3%	9.2%
Total	14.4	14.3	14.5	14.0	12.1
Leverage capital ratio	6.7	7.0	7.1	7.1	7.0
Equity as a percentage of total assets	10.5	10.6	10.8	11.0	10.8
Book value per share	$20.28	$19.73	$19.76	$19.54	$18.95
Tangible book value per share (2)	11.56	11.22	11.33	11.17	10.56

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income.
	(1)	Current quarter risk-based capital information is preliminary.
	(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$822,464	$828,301	$825,665	$825,242	$799,650
Allowance for acquired (sold) loans, net	--	--	1,795	(170)	19,284
Provision for credit losses	49,424	41,045	65,153	57,165	63,533
Charge-offs
Commercial loans and leases	(17,572)	(12,892)	(30,668)	(23,858)	(23,740)
Direct retail loans	(12,368)	(11,484)	(13,149)	(12,170)	(11,538)
Sales finance loans	(16,792)	(21,689)	(23,479)	(22,225)	(21,664)
Revolving credit loans	(12,552)	(12,693)	(13,149)	(12,383)	(12,531)
Mortgage loans	(1,728)	(1,476)	(1,352)	(1,207)	(1,916)

Total charge-offs	(61,012)	(60,234)	(81,797)	(71,843)	(71,389)

Recoveries
Commercial loans and leases	6,626	4,043	7,788	6,210	4,216
Direct retail loans	2,714	2,399	2,566	2,090	2,675
Sales finance loans	4,333	4,275	4,559	4,317	4,165
Revolving credit loans	2,737	2,540	2,489	2,555	2,557
Mortgage loans	39	95	83	99	551

Total recoveries	16,449	13,352	17,485	15,271	14,164

Net charge-offs	(44,563)	(46,882)	(64,312)	(56,572)	(57,225)

Ending balance	$827,325	$822,464	$828,301	$825,665	$825,242

Allowance For Credit Losses
Allowance for loan and lease losses	$809,318	$801,573	$804,932	$816,588	$816,330
Reserve for unfunded lending commitments	18,007	20,891	23,369	9,077	8,912

Total	$827,325	$822,464	$828,301	$825,665	$825,242

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$115,367	$127,220	$143,420	$173,303	$199,718
Direct retail loans	44,672	47,194	46,187	48,792	50,968
Sales finance loans	17,237	17,306	14,670	15,484	13,152
Revolving credit loans	348	266	349	374	369
Mortgage loans	52,130	62,476	64,010	62,871	61,132

Total nonaccrual loans and leases	229,754	254,462	268,636	300,824	325,339

Foreclosed real estate	62,036	60,147	69,324	67,329	68,035
Other foreclosed property	16,550	18,199	19,579	20,821	18,995
Restructured loans	531	537	555	563	566

Nonperforming assets	$308,871	$333,345	$358,094	$389,537	$412,935

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$10,821	$15,036	$9,986	$11,463	$11,180
Direct retail loans	14,718	13,857	19,917	22,382	21,015
Sales finance loans	16,398	18,864	21,205	20,766	20,732
Revolving credit loans	3,886	4,067	4,837	4,797	4,116
Mortgage loans	33,494	31,432	44,225	40,397	38,698

Total loans 90 days or more past due
and still accruing	79,317	83,256	100,170	99,805	95,741

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.11%	.12%	.15%	.15%	.14%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.32%	.37%	.39%	.45%	.49%
Nonperforming assets as a percentage of:
Total assets	.29	.33	.36	.40	.42
Loans and leases plus
foreclosed property	.43	.48	.52	.58	.62
Net charge-offs as a percentage of
average loans and leases	.25	.28	.38	.34	.34
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.16	.17	.27	.19	.24
Allowance for loan and lease losses as
a percentage of loans and leases	1.13	1.16	1.18	1.22	1.22
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.14	1.17	1.19	1.23	1.23
Ratio of allowance for loan and lease losses to:
Net charge-offs	4.53	x	4.22	x	3.15	x	3.63	x	3.55	x
Nonaccrual and restructured loans and leases	3.51	3.14	2.99	2.71	2.50

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Six Months Ended	Increase (Decrease)

6/30/05	6/30/04	$	%

Allowance For Credit Losses
Beginning balance	$828,301	$793,398	$34,903	4.4%
Allowance for acquired (sold) loans, net	--	19,284	(19,284)	NM
Provision for credit losses	90,469	126,951	(36,482)	(28.7)
Charge-offs
Commercial loans and leases	(30,464)	(45,916)	15,452	(33.7)
Direct retail loans	(23,852)	(22,833)	(1,019)	4.5
Sales finance loans	(38,481)	(44,182)	5,701	(12.9)
Revolving credit loans	(25,245)	(26,817)	1,572	(5.9)
Mortgage loans	(3,204)	(3,291)	87	(2.6)

Total charge-offs	(121,246)	(143,039)	21,793	(15.2)

Recoveries
Commercial loans and leases	10,669	10,273	396	3.9
Direct retail loans	5,113	5,164	(51)	(1.0)
Sales finance loans	8,608	7,676	932	12.1
Revolving credit loans	5,277	4,735	542	11.4
Mortgage loans	134	800	(666)	(83.3)

Total recoveries	29,801	28,648	1,153	4.0

Net charge-offs	(91,445)	(114,391)	22,946	20.1

Ending balance	$827,325	$825,242	$2,083.3%

Allowance For Credit Losses
Allowance for loan and lease losses	$809,318	$816,330	$(7,012)	(.9	) %
Reserve for unfunded lending commitments	18,007	8,912	9,095	102.1

Total	$827,325	$825,242	$2,083.3%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.27%	.35%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.16	.25
Ratio of allowance for loan and lease losses to
net charge-offs	4.39	x	3.55	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD	YTD
	2Q05 vs. 2Q04	2Q05 vs. 1Q05	2005 vs. 2004

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases	7.1%	10.2%	7.0%
Direct retail loans	9.1	8.1	9.8
Sales finance loans	1.4	4.9	1.5
Revolving credit loans	5.4	(1.3)	6.2
Mortgage loans (3)	5.8	18.5	6.5
Total loans and leases (3)	6.7	10.6	6.9
Noninterest-bearing deposits	9.5	17.5	10.7
Interest-bearing transaction accounts	4.2	5.2	4.5
CDs and other time deposits	2.6	16.8	1.4
Other deposits	4.2	(4.0)	6.8
Total deposits	4.5%	9.7%	4.8%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	4.2%	13.2%	3.1%
Noninterest income
Service charges on deposits	5.9	61.1	1.7
Mortgage banking income (4)	(18.5)	43.7	14.9
Investment banking and brokerage fees and commissions	21.5	70.8	4.4
Trust revenue	(1.7)	4.7	(0.7)
Insurance commissions	1.7	61.5	1.0
Other nondeposit fees and commissions	15.0	55.7	13.1
Securities gains (losses), net	NM	NM	NM
Other income	16.0	92.0	(9.6)
Total noninterest income (4)	6.7	59.1	2.9
Noninterest expense
Personnel expense	3.3	29.4	(2.2)
Occupancy and equipment expense	(0.3)	(7.5)	(0.3)
Other noninterest expense	5.8	35.9	1.3
Total noninterest expense	3.5%	26.0%	(0.9	) %

NOTES:		All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
	(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
	(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2005 and 2004.
	(3)	Excludes the average impact of $1.0 billion in mortgage loans securitized in the third quarter of 2004.
	(4)	Excludes the net impact of provisions for or recaptures of the impairment of mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
	NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1):
Ending balance	$442,424	$432,618	$434,053	$440,327	$441,506
Less: valuation allowance	(116,978)	(56,484)	(107,636)	(112,944)	(85,085)
Net balance	325,446	376,134	326,417	327,383	356,421

Mortgage Servicing Rights Valuation Allowance:
Beginning balance	$56,484	$107,636	$112,944	$85,085	$178,424
Provisions for impairment	61,161	--	--	40,185	--
Recaptures	--	(51,079)	(404)	--	(91,867)
Other-than-temporary impairment	(667)	(73)	(4,904)	(12,326)	(1,472)
Ending balance	116,978	56,484	107,636	112,944	85,085

Residential Mortgage Loan Originations	$2,687,824	$2,260,384	$2,370,483	$2,125,721	$3,165,695
Residential Mortgage Servicing Portfolio:
Loans serviced for others	$26,579,866	$25,575,478	$25,569,089	$25,707,237	$24,662,645
Bank owned loans serviced	13,474,657	12,733,287	12,268,889	11,891,511	12,831,806
Total servicing portfolio	40,054,523	38,308,765	37,837,978	37,598,748	37,494,451
Weighted Average Coupon Rate	5.83%	5.84%	5.86%	5.84%	5.85%
Weighted Average Servicing Fee	.349	.347	.347	.346	.350

	For the Quarter Ended

(Dollars in thousands, except per share data)	6/30/05	3/31/05	12/31/04	9/30/04	6/30/04

RECONCILIATION TABLE
Net income	$386,805	$395,384	$416,884	$412,885	$400,106
Merger-related items, net of tax	(249)	(1,627)	(1,076)	(1,965)	351
Other, net of tax (4)	26,619	--	--	--	--
Operating earnings	413,175	393,757	415,808	410,920	400,457
Amortization of intangibles, net of tax	18,026	17,705	18,557	15,358	18,135
Amortization of mark-to-market adjustments, net of tax	4,758	4,367	3,877	3,877	3,874
Cash basis operating earnings	435,959	415,829	438,242	430,155	422,466

Return on average assets	1.50%	1.60%	1.68%	1.69%	1.65%
Effect of merger-related items, net of tax	--	(.01)	--	(.01)	.01
Effect of other, net of tax (4)	.10	--	--	--	--
Operating return on average assets	1.60	1.59	1.68	1.68	1.66
Effect of amortization of intangibles, net of tax (2)	.15	.15	.16	.15	.16
Effect of amortization of mark-to-market adjustments,
net of tax	.02	.02	.02	.02	.01
Cash basis operating return on average
tangible assets	1.77	1.76	1.86	1.85	1.83

Return on average equity	14.04%	14.70%	15.21%	15.42%	15.17%
Effect of merger-related items, net of tax	(.01)	(.06)	(.04)	(.07)	.01
Effect of other, net of tax (4)	.97	--	--	--	--
Operating return on average equity	15.00	14.64	15.17	15.35	15.18
Effect of amortization of intangibles, net of tax (2)	12.52	12.07	12.36	12.89	12.97
Effect of amortization of mark-to-market adjustments,
net of tax	.30	.29	.24	.26	.26
Cash basis operating return on average
tangible equity	27.82	27.00	27.77	28.50	28.41

Efficiency ratio (taxable equivalent) (3)	55.4%	52.7%	49.9%	50.0%	52.6%
Effect of merger-related items	--	.2	.2	.3	--
Effect of other (4)	(2.9)	--	--	--	--
Operating efficiency ratio (3)	52.5	52.9	50.1	50.3	52.6
Effect of amortization of intangibles	(1.9)	(2.0)	(2.1)	(1.8)	(2.0)
Effect of amortization of mark-to-market adjustments	(.3)	(.3)	(.2)	(.2)	(.3)
Cash basis operating efficiency ratio (3)	50.3	50.6	47.8	48.3	50.3

Basic earnings per share	$.71	$.72	$.76	$.75	$.72
Effect of merger-related items, net of tax	--	--	(.01)	(.01)	--
Effect of other, net of tax (4)	.05	--	--	--	--
Operating basic earnings per share	.76	.72	.75	.74	.72

Diluted earnings per share	$.70	$.71	$.75	$.74	$.72
Effect of merger-related items, net of tax	--	--	--	--	--
Effect of other, net of tax (4)	.05	--	--	--	--
Operating diluted earnings per share	.75	.71	.75	.74	.72
Effect of amortization of intangibles, net of tax	.03	.03	.03	.02	.03
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	.01	.01
Cash basis operating diluted earnings per share	.79	.75	.79	.77	.76

NOTES:		Applicable ratios are annualized.
	(1)	Balances exclude commercial mortgage servicing rights totaling $16.2 million, $14.2 million, $14.3 million, $13.2 million and $14.7 million, as of June 30, 2005, March 31, 2005, December 31, 2004, September 30, 2004 and June 30, 2004, respectively.
	(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(3)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.
	(4)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Six Months Ended

(Dollars in thousands, except per share data)	6/30/05	6/30/04

RECONCILIATION TABLE
Net income	$782,189	$728,606
Merger-related items, net of tax	(1,876)	6,495
Other, net of tax (3)	26,619	--
Operating earnings	806,932	735,101
Amortization of intangibles, net of tax	35,731	33,349
Amortization of mark-to-market adjustments, net of tax	9,125	8,981
Cash basis operating earnings	851,788	777,431

Return on average assets	1.55%	1.55%
Effect of merger-related items, net of tax	(.01)	.01
Effect of other, net of tax (3)	.05	--
Operating return on average assets	1.59	1.56
Effect of amortization of intangibles, net of tax (1)	.16	.15
Effect of amortization of mark-to-market adjustments, net of tax	.01	.02
Cash basis operating return on average tangible assets	1.76	1.73

Return on average equity	14.37%	14.07%
Effect of merger-related items, net of tax	(.04)	.13
Effect of other, net of tax (3)	.49	--
Operating return on average equity	14.82	14.20
Effect of amortization of intangibles, net of tax (1)	12.30	11.67
Effect of amortization of mark-to-market adjustments, net of tax	.29	.30
Cash basis operating return on average tangible equity	27.41	26.17

Efficiency ratio (taxable equivalent) (2)	54.1%	54.1%
Effect of merger-related items	.1	(.4)
Effect of other (3)	(1.5)	--
Operating efficiency ratio (2)	52.7	53.7
Effect of amortization of intangibles	(2.0)	(1.9)
Effect of amortization of mark-to-market adjustments	(.2)	(.3)
Cash basis operating efficiency ratio (2)	50.5	51.5

Fee income ratio	38.4%	37.5%
Effect of other (3)	(.1)	--
Operating fee income ratio	38.3	37.5

Basic earnings per share	$1.43	$1.32
Effect of merger-related items, net of tax	(.01)	.02
Effect of other, net of tax (3)	.05	--
Operating basic earnings per share	1.47	1.34

Diluted earnings per share	$1.42	$1.32
Effect of merger-related items, net of tax	(.01)	.01
Effect of other, net of tax (3)	.05	--
Operating diluted earnings per share	1.46	1.33
Effect of amortization of intangibles, net of tax	.07	.06
Effect of amortization of mark-to-market adjustments, net of tax	.01	.01
Cash basis operating diluted earnings per share	1.54	1.40

NOTES:		Applicable ratios are annualized.
	(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
	(2)	Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.
	(3)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.